Exhibit 99.1

TransAtlantic Petroleum Announces Launch of Marketing Process for Albania Assets and Provides Operational Update

Hamilton, Bermuda (November 16, 2015) – TransAtlantic Petroleum Ltd. (NYSE-MKT: TAT) (TSX: TNP) (the “Company” or “TransAtlantic”) today announced the launch of a marketing process for the sale of all of its oil and gas assets and operations in Albania, and provided an operational update on its current production.

Launch of Marketing Process for Albania Assets

On November 16, 2015, the Company’s Board of Directors authorized the immediate launch of a marketing process for the sale of all of the Company’s oil and gas assets and operations in Albania.

While TransAtlantic pursues the marketing process, it will continue the execution of its current operational plan focusing on low cost, high return operations. TransAtlantic does not expect to comment further or update the market with further information on the marketing process unless and until the Board of Directors has approved a specific transaction or otherwise deems disclosure appropriate or necessary. There is no assurance that this marketing process will result in the Company pursuing a particular transaction or completing any such transaction.

Production Update

TransAtlantic’s current net production as of November 13, 2015 is approximately 6,500 BOEPD, and is comprised of approximately 5,800 BOEPD from Turkey and 700 BOPD from Albania.

About TransAtlantic Petroleum Ltd.

TransAtlantic Petroleum Ltd. is an international oil and natural gas company engaged in the acquisition, exploration, development and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey, Albania and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the launch of a marketing process and the issuance of an operational update, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a

Exhibit 99.1

number of assumptions, which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, the ability of the Company to continue to develop and exploit attractive foreign initiatives.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, market prices for natural gas, natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; the financial performance and liquidity of the Company’s operations in Albania; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; shortages of drilling rigs, equipment or oilfield services.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Note on BOE

Barrels of oil equivalent, or BOE, are derived by the Company by converting natural gas to oil in the ratio of six thousand cubic feet (“MCF”) of natural gas to one barrel of oil. A BOE conversion ratio of 6 MCF to 1 barrel is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. BOE may be misleading, particularly if used in isolation.

Contact:

Lizzy Chesnut

Investor Relations

(214) 265-4716

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

(214) 220-4323

http://www.transatlanticpetroleum.com

2